UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 5, 2008

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

75 Federal Street, Suite 300, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 5, 2008, EnerNOC, Inc. (“EnerNOC”) and EnerNOC Securities Corporation, a wholly-owned subsidiary of EnerNOC, entered into a $35 million secured revolving credit and term loan facility (the “Facility”) with Silicon Valley Bank (the “Lender”).  The Facility provides for borrowings to fund working capital and other corporate purposes.  The interest on revolving loans under the Facility will accrue, at EnerNOC’s election, at either (i) the Lender’s prime rate or (ii) 30, 60, or 90-day LIBOR plus 2.25%.  The interest on term advances under the Facility will accrue, at EnerNOC’s election, at either (i) the Lender’s prime rate plus 0.50% or (ii) 30, 60, or 90-day LIBOR plus 2.75%.  The obligations under the Facility are secured by all assets of EnerNOC and its subsidiaries, excluding intellectual property. The Facility terminates and all amounts outstanding thereunder are due and payable in full on August 5, 2010.

The Facility contains customary terms and conditions for credit facilities of this type, including restrictions on EnerNOC’s ability to incur additional indebtedness, create liens, enter into transactions with affiliates, transfer assets, pay dividends or make distributions on, or repurchase, EnerNOC stock,  consolidate or merge with other entities, or suffer a change in control.  In addition, EnerNOC is required to meet certain financial covenants customary with this type of agreement, including maintaining a minimum specified tangible net worth and a minimum specified ratio of current assets to current liabilities.

The Facility contains customary events of default, including for payment defaults, breaches of representations, breaches of affirmative or negative covenants, cross defaults to other material indebtedness, bankruptcy and failure to discharge certain judgments. If a default occurs and is not cured within any applicable cure period or is not waived, EnerNOC’s obligations under the Facility may be accelerated.  This credit facility replaced the credit facility with Bluecrest Capital, L.P that existed as of June 30, 2008.

The foregoing summary of the Facility does not purport to be complete and is qualified in its entirety by reference to the Facility, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 9.01                                             Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Loan and Security Agreement by and among EnerNOC, Inc., EnerNOC Securities Corporation and Silicon Valley Bank, dated as of August 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: August 8, 2008	By:	/s/ Neal C. Isaacson
	Name:	Neal C. Isaacson
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement by and among EnerNOC, Inc., EnerNOC Securities Corporation and Silicon Valley Bank, dated as of August 5, 2008.